UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-0679819
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

2000 W. Sam Houston Pkwy. S.,	77042
Suite 1700	(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director.  On May 2, 2007 Mr. Robert W. Waldrup, who has served as a director of the company since 2001, advised the Board of Directors of the Company that he would be retiring from the board as of the Company’s annual meeting of stockholders to be held in August 2007. Mr. Waldrup has served the shareholders and the board with diligence and distinction and will be missed.  The Governance and Nominating Committee is actively searching for candidates to replace Mr. Waldrup.

Annual Incentive Plan.  On May 3, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bristow Group Inc. (the “Company”) approved the Bristow Group Inc. Fiscal Year 2008 Annual Incentive Compensation Plan in which certain key employees of the Company, including each of the executive officers of the Company listed below (the “Named Executive Officers”), are eligible to participate. The plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance Goals include Earnings per Share, Earnings before Interest Taxes and Depreciation (“EBITDA”), Return on Capital Employed (“ROCE”), a safety measure and a portion related to individual performance, all as defined in the Plan. The following are the participation levels expressed as a percentage of annual salary for each of the Named Executive Officers:

Name	Target Level	Maximum
William E. Chiles	100%	200%
Perry L. Elders	75%	150%
Richard D. Burman	50%	100%
Mark B. Duncan	50%	100%
Michael R. Suldo	50%	100%
The foregoing description of the Plan is qualified in its entirety by the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Approval of New Long Term Incentive Plan.  On May 3, 2007, the Board of Directors of the Company approved the Bristow Group Inc. 2007 Long Term Incentive Plan subject to approval of the Company’s stockholders at the Company’s annual meeting of stockholders to be held on August 2, 2007. The number of Shares of Common Stock reserved under the 2007 Plan and available for Incentive Awards under the 2007 Plan is 1,200,000. The primary purpose of the 2007 Plan is to provide a means whereby the Company may advance the best interests of the Company by providing Outside Directors, Employees and Consultants with additional incentives through the grant of Stock Options to purchase Common Stock of the Company, shares of Restricted Stock, Other Stock-Based Awards (payable in cash or Common Stock) and Performance Awards, thereby increasing the personal stake of such persons in the continued success and growth of the Company. The foregoing description of the Long term Incentive Plan is qualified in its entirety by the plan itself, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Grant of Restricted Stock.  On May 3, 2007, the Compensation Committee of the Board of Directors of the Company granted William E. Chiles, President and Chief Executive Officer 34,000 shares of restricted common stock under the Bristow Group Inc. 2007 Long Term Incentive Plan. The grant is subject to the approval of the 2007 Long Term Incentive Plan by the stockholders of the Company at its Annual General Meeting of Stockholders to be held in August 2007. The restrictions on the shares lapse on May 3, 2010 provided Mr. Chiles remains in the employ of the Company until that time. A copy of the award letter is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number                                                                Description of Exhibit
10.1	Bristow Group Inc. Fiscal Year 2008 Annual Incentive Compensation Plan

10.2	Bristow Group Inc. 2007 Long Term Incentive Plan

10.3	William E. Chiles Restricted Stock Award Documents

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2006

BRISTOW GROUP INC.
(Registrant)

By: /S/ Randall A. Stafford
       Randall A. Stafford
       Vice President and General       Counsel, Corporate Secretary